Exhibit 99.2

Generac to Acquire Majority Share of PR Industrial

Acquisition creates a major player in the global power generation market

Waukesha, Wisconsin, (February 15, 2016) – Generac Holdings Inc. (NYSE: GNRC) (“Generac”), a leading designer and manufacturer of power generation equipment and other engine powered products, announced today the signing of an agreement to acquire a majority share of PR Industrial S.r.l and its subsidiaries, owner of the Pramac® brand (collectively Pramac). The transaction is expected to close prior to the end of the first quarter of 2016.

Founded in 1966 by the Campinoti family and headquartered in Siena, Italy, Pramac is a leading manufacturer of stationary and mobile generators for a variety of commercial and industrial applications primarily sold under the Pramac® brand, as well as portable generators used for numerous residential, light construction and recreational purposes. The company also has a line of material handling equipment sold under the Lifter® brand. Selling into over 150 countries through a broad distribution network, Pramac employs over 600 people across its four manufacturing plants and 14 commercial branches worldwide.

“Acquiring a majority share of Pramac will be a great strategic fit for Generac as we build out our power generation business around the globe,” said Aaron Jagdfeld, President and Chief Executive Officer. “This acquisition will dramatically increase our global presence by adding product, manufacturing and distribution capabilities that serve local markets around the world. In addition to creating global opportunities for our existing product lines, this transaction should also generate meaningful cost synergies as we leverage our combined sourcing and manufacturing capabilities across the world.”

“This is a very exciting transaction for Pramac, as the combination of both companies creates a major player in the global power generation market,” said Paolo Campinoti, Chief Executive Officer of Pramac. “We are pleased to join the Generac family and look forward to continued success as we work together to execute on potential synergies, while driving global growth for our products.” Paolo Campinoti will remain a key shareholder of Pramac and, along with the company’s management team, will continue to lead the Pramac business as CEO going forward.

About Generac

Since 1959, Generac has been a leading designer and manufacturer of a wide range of power generation equipment and other engine powered products. As a leader in power equipment serving residential, light commercial, industrial, oil & gas, and construction markets, Generac's power products are available globally through a broad network of independent dealers, distributors, retailers, wholesalers and equipment rental companies, as well as sold direct to certain end user customers.

About Pramac

Pramac, established in 1966 by the Campinoti family, produces and sells power generation systems and material handling equipment primarily under the Pramac® and Lifter® brands. The company, which is headquartered in Siena, Italy, has a full range of stationary, mobile and portable power generation equipment up to 3,360 kVA that are sold through a broad distribution network across the world. For more information, go to www.Pramac.com.

Forward-looking Information

Certain statements contained in this news release, as well as other information provided from time to time by Generac Holdings Inc. or its employees, may contain forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Forward-looking statements give Generac's current expectations and projections relating to the company's financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "forecast," "project," "plan," "intend," "believe," "confident," "may," "should," "can have," "likely," "future," “optimistic” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

Any such forward looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the company's control) and assumptions. Although Generac believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Generac's actual financial results and cause them to differ materially from those anticipated in any forward-looking statements, including:

●	frequency and duration of power outages impacting demand for Generac products;
●	availability, cost and quality of raw materials and key components used in producing Generac products;
●	the impact on our results of possible fluctuations in interest rates and foreign currency exchange rates;
●	the possibility that the expected synergies, efficiencies and cost savings of our acquisitions will not be realized, or will not be realized within the expected time period;
●	the risk that our acquisitions will not be integrated successfully;
●	difficulties Generac may encounter as its business expands globally;
●	competitive factors in the industry in which Generac operates;
●	Generac's dependence on its distribution network;
●	Generac's ability to invest in, develop or adapt to changing technologies and manufacturing techniques;
●	loss of key management and employees;
●	increase in product and other liability claims or recalls; and
●	changes in environmental, health and safety laws and regulations.

Should one or more of these risks or uncertainties materialize, Generac's actual results may vary in material respects from those projected in any forward-looking statements. A detailed discussion of these and other factors that may affect future results is contained in Generac's filings with the U.S. Securities and Exchange Commission (“SEC”), particularly in the Risk Factors section of our 2014 Annual Report on Form 10-K and in its periodic reports on Form 10-Q. Stockholders, potential investors and other readers should consider these factors carefully in evaluating the forward-looking statements.

Any forward-looking statement made by Generac in this press release speaks only as of the date on which it is made.  Generac undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOURCE: Generac Holdings Inc.

CONTACT:

Michael W. Harris
Vice President – Finance
(262) 544-4811 x2675
Michael.Harris@Generac.com